Exhibit 99.3

Lee Enterprises, Incorporated

Earnings, Restated to Exclude Discontinued Operations

Year Ended September 30, 2006

(Thousands)

	Quarter Ended				Year Ended
	Dec 05	Mar 06	Jun 06	Sep 06	Sep 06

Advertising:
Retail	131,346	104,188	118,016	110,441	463,991
National	17,658	14,121	13,861	12,229	57,869
Classified:
Daily newspapers
Employment	20,091	22,738	23,994	23,649	90,472
Automotive	14,212	14,573	15,964	16,204	60,953
Real estate	15,388	14,962	16,505	16,947	63,802
All other	9,175	9,151	10,814	10,113	39,253
Other publications	10,478	10,926	12,371	12,093	45,868

Total classified	69,344	72,350	79,648	79,006	300,348

Online	7,134	8,185	10,050	10,400	35,769
Niche	3,414	4,476	4,422	4,279	16,591

Total advertising	228,896	203,320	225,997	216,355	874,568

Circulation	51,587	50,903	51,643	51,585	205,718
Commercial printing	4,320	4,146	4,599	4,200	17,265
Online services and other	7,442	7,821	8,305	7,529	31,097

Total operating revenue	292,245	266,190	290,544	279,669	1,128,648

Operating expenses
Compensation	110,924	109,393	108,337	107,182	435,836
Newsprint and ink	30,159	28,511	30,766	30,755	120,191
Other operating expenses	70,483	66,893	69,852	72,790	280,018
Transition costs	352	801	1,677	1,759	4,589
Early retirement program	8,373	281	-	-	8,654

Operating expenses, excluding depreciation and amortization	220,291	205,879	210,632	212,486	849,288

Operating cash flow	71,954	60,311	79,912	67,183	279,360

Depreciation	8,034	8,005	8,578	9,286	33,903
Amortization	13,847	13,924	19,330	15,066	62,167
Equity in earnings of associated companies
Tucson partnership	4,138	3,550	2,621	2,573	12,882
Madison Newspapers	2,165	1,467	2,226	1,999	7,857

Operating income	56,376	43,399	56,851	47,403	204,029

Non-operating income (expense)
Financial income	1,356	1,610	1,579	1,509	6,054
Financial expense	(24,038)	(23,694)	(23,567)	(24,640)	(95,939)
Other, net	-	-	-	(2,037)	(2,037)
	(22,682)	(22,084)	(21,988)	(25,168)	(91,922)

Income from continuing operations before income taxes	33,694	21,315	34,863	22,235	112,107

Income tax expense	12,041	7,614	13,175	6,910	39,740
Minority interest	259	264	369	340	1,231

Income from continuing operations	21,394	13,437	21,319	14,985	71,136

Discontinued operations	1,370	998	1,398	(4,069)	(304)

Net income	22,764	14,435	22,717	10,916	70,832

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